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                                                                   EXHIBIT 10.23


                           CRICKET COMMUNICATIONS INC.

                            STOCK OPTION GRANT NOTICE

CRICKET COMMUNICATIONS INC. (the "Company"), pursuant to its 1999 Stock Option Plan (the "Plan") hereby grants to the Optionee named below a stock option to purchase the number of shares of the Company's common stock set forth below. As designated below, this stock option either is or is not intended to qualify for the federal income tax benefits available to an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Plan, which are incorporated herein in their entirety.

Optionee/Employee #:       ________          Grant No.:                _____
Date of Grant:             ________          Shares Subject to Option: _____
Exercise Price Per Share:  ________          Expiration Date:          _____
TYPE OF OPTION:  ___ Incentive Stock Option  ___  Nonstatutory Stock Option

   VESTING SCHEDULE

   Exercisable Shares         Vesting Date               Expiration Date
   ------------------         ------------               ---------------


ADDITIONAL TERMS/ACKNOWLEDGMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to the terms of the following: this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements pertaining to this particular option.

CRICKET COMMUNICATIONS INC.               OPTIONEE:

By:                                       Name:
       ----------------------------             --------------------------------
       Harvey P. White

Title: President                          Date:
                                                --------------------------------
Date:
        ---------------------------

Attachment I:  Option Agreement

Attachment II: 1999 Stock Option Plan

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                           CRICKET COMMUNICATIONS INC.

                             STOCK OPTION AGREEMENT

      Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of this option are as follows:

1. Vesting. Subject to the limitations contained herein, this option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, unless such termination is due to Disability or death. If termination of Continuous Service is due to Disability or death, then this option will continue to vest and remain outstanding as provided in paragraph 5 below.

2. Method of Payment. Payment of the exercise price by cash (or check) is due upon exercise of all or any part of this option which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company. Payment of the exercise price may also be made by a combination of the above methods.

3. Exercise for Minimum Number of Shares. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of such shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option, this minimum shall not apply. This option may only be exercised for whole shares.

4. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5.    Term.

      (a) The term of this option commences on the Date of Grant (as specified in the Grant Notice) and expires upon the earliest of:


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            (i)   the Expiration Date indicated in the Grant Notice;

            (ii)  the tenth (10th) anniversary of the Date of Grant; or

            (iii) thirty (30) days after the termination of your Continuous
                  Service for any reason other than Disability or death, provided that if the option is not exercisable during any part of such thirty (30) day period solely because of the condition set forth in paragraph 4 (Securities Law Compliance), then the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of Continuous Service.

      (b)   Notwithstanding the foregoing:

            (i) If your Continuous Service terminates due to your Disability, then this option will continue under its original terms and expire upon the Expiration Date indicated in the Grant Notice.

            (ii) If your Continuous Service terminates due to (x) your death, or (y) your Disability and you subsequently die prior to the Expiration Date, then this option shall immediately become fully vested and exercisable for all of the option shares as of the date of your death. This option will then expire on the earlier occurring of either the Expiration Date or twelve (12) months after the date of your death.

      (c) If this option is designated an incentive stock option, then to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of exercise, you must be an employee of the Company or a "parent corporation" or a "subsidiary corporation" (as those terms are defined in Section 424 of the Code), except in the event of your death or your Disability. The Company does not represent or guarantee that this option will necessarily be treated as an "incentive stock option."

6.    Exercise.

      (a) You may exercise the vested portion of this option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 9(e) of the Plan.

      (b) By exercising this option you agree that as a condition to any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any


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            substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

      (c) If this option is an incentive stock option, then by exercising this option you agree to notify the Company in writing within fifteen
            (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option.

7. Transferability. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

8.    Market Stand-Off Provisions.

      (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock (or other equity securities of the Company) acquired upon the exercise of the Option (the "Purchased Shares") without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters, but in no event shall such period exceed one hundred-eighty (180) days.

      (b)   You shall be subject to the market stand-off provisions of this
            Section 8 provided and only if the officers and directors of the Company are also subject to similar arrangements.

      (c) In the event of any stock dividend, stock split, recapitalization or other change affecting any of the Company's outstanding equity securities effected as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Section 8, to the same extent the Purchased Shares are at such time covered by such provisions.

9.    Right Of First Refusal.

      (a) Grant. You hereby grant to the Company rights of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares by you. For purposes of this
            Section 9, the term "transfer" shall include any sale, assignment or other disposition for value of the Purchased Shares intended to be made by you.


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      (b)   Notice of Intended Disposition. If you desire to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the shares subject to such offer are referred to as the "Target Shares"), then you shall promptly: (i) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror; and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not violate the provisions of this Agreement or the Plan and would be in compliance with applicable law, including without limitation, all federal and state securities laws.

      (c)   Exercise of Right. Until the later of:

            (i) thirty (30) days following the Company's receipt of the Disposition Notice, and

            (ii) ten (10) days after the determinative cash valuation has been made pursuant to this Section 9(c), if the purchase price specified in the Disposition Notice is payable in property other than cash or evidences of indebtedness (the "Exercise Period"), the Company shall have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to you prior to the expiration of such Exercise Period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) days after delivery of the Exercise Notice; and at such time you shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the fair value of such property. If you and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by you and the Company (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by you and the Company.

      (d) Non-Exercise of Right. If the Exercise Notice is not given to you at or prior to the expiration of the Exercise Period, you shall have a period of sixty (60) days


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            thereafter in which to sell or otherwise dispose of the Target
            Shares to the third-party offeror identified in the Disposition Notice upon the terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not violate the provisions of this Agreement or the Plan or applicable law, including all federal and state securities laws. The third-party offeror shall acquire the Target Shares subject to the Company's First Refusal Right hereunder, applicable securities law restrictions and the market stand-off provisions of
            Section 8. If Optionee does not effect such sale or disposition of the Target Shares, the Target shares shall remain subject to this
            Section 9 until such right lapses in accordance with Section 9(f).

      (e) Partial Exercise of Right. If the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, then (i) the Company (or its assignees) shall effect the repurchase of such portion of the Target Shares, including payment of the purchase price, not more than ten (10) days after delivery of the Exercise Notice; and at such time you shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer and (ii) you shall have the option, exercisable by written notice to the Company delivered within sixty (60) days after the date of the Disposition Notice, to effect the sale of all of the remaining Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of
            Section 9(d), as if the Company did not exercise the First Refusal Right hereunder.

      (f) Termination of First Refusal Rights. The First Refusal Right with respect to any Purchased Shares shall expire upon the consummation of an initial public offering of the Company's Common Stock which is registered under the Securities Act.

10. Option Not a Service Contract. This option is not an employment or service contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service with the Company or the Affiliate. In addition, nothing in this option shall obligate the Company or any Affiliates, their stockholders, Board of Directors, Officers or Employees to continue any relationship as a Director or Consultant for the Company or any Affiliate.

11. Notices. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. Restriction on Pledge or Encumbrance. Until the consummation of an initial public offering of the Company's Common Stock which is registered under the Securities Act,


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      you shall not pledge or otherwise encumber, nor permit to exist any liens or other charges against, any of your Purchased Shares.

13. Restrictive Legends and Stop-Transfer Orders. Optionee understands and agrees that the Company may cause restrictive legends to be placed upon any certificate(s) evidencing ownership of Purchased Shares relating to the obligations of and restrictions on the holder thereof arising under this Agreement and any other legends that may be necessary or appropriate under state or federal securities laws. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

14. Governing Plan Document. This option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.


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